UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34796	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
(Address of principal executive
offices including zip code)
(513) 824-8297

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 13, 2011, Zoo Entertainment, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors identified therein (collectively, the “Investors”), including the Company’s insiders and largest institutional stockholder, pursuant to which the Company agreed to sell to the Investors in a private offering (i) an aggregate of up to 803,355 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) two and one-half year warrants (each a “Warrant” and collectively, the “Warrants”) to acquire up to an additional 803,355 shares of Common Stock. The purchase price for each unit consisting of one Share and one Warrant was $2.085 (the “Offering”). Each Warrant is exercisable on a ratio of one share of Common Stock for every one share of Common Stock purchased by an Investor with an exercise price equal to $1.96, commencing January 15, 2012 and ending January 15, 2014. The Warrants contain customary limitations on the amount of the Warrants that can be exercised.

On July 15, 2011, the Company completed the Offering. Net proceeds to the company from the Offering were approximately $1.6  million. The proceeds will be used primarily to pay down $183,000 of an outstanding note and for general corporate purposes.

The foregoing description of the Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the form of Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

On July 14, 2011, Zoo Publishing, Inc., the Company’s wholly-owned subsidiary (“Zoo Publishing”), entered into the First Amendment to Amended and Restated Factoring and Security Agreement (the “Amendment”) with Panta Distribution, LLC (“Panta”), pursuant to which the parties agreed to amend that certain Amended and Restated Factoring and Security Agreement dated as of June 24, 2011, by and between Zoo Publishing and Panta (the “Factoring Agreement”), to increase the amount of credit available under the Factoring Agreement and to amend certain other terms and conditions of the Factoring Agreement. The Company previously disclosed the entry into the Factoring Agreement in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2011. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibits 10.2 and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Shares and the Warrants is hereby incorporated by reference. The Shares and the Warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including Rule 506 of Regulation D.

In addition, on June 29, 2011, the Company issued 134,831 shares of Common Stock at an aggregate purchase price equaling $380,000.  The shares were issued to Rombax Games, Inc. (“Rombax”) in exchange for a global release over all outstanding matters between the parties. Zoo Publishing and Rombax are parties to that certain Distribution Agreement, dated as of January 14, 2011, which resulted in the parties’ disagreement concerning an outstanding balance owed to Rombax.  The shares were issued pursuant to Section 4(2) of the Securities Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           Effective July 18, 2011, Steve Buchanan, Chief Operating Officer of Zoo Publishing, is no longer with Zoo Publishing. Any future compensation arrangements in connection with Mr. Buchanan’s departure will be disclosed as required by the Securities and Exchange Commission rules and regulations.

ITEM 8.01	OTHER EVENTS.

On July 19, 2011, the Company issued a press release announcing that its wholly-owned subsidiary, Zoo Publishing entered into a distribution agreement with a developer and distributor of interactive entertainment software to distribute the Company’s legacy console assets and announcing the completion of the Offering described in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Neither the filing of the press release as an exhibit nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Current Report on Form 8-K. The information available at our internet address is not part of this Current Report or any other report filed by us with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

4.1	Form of Warrant.

10.1	Securities Purchase Agreement, dated as of July 13, 2011, by and among Zoo Entertainment, Inc. and the Investors (as identified therein).

10.2	First Amendment to Amended and Restated Factoring and Security Agreement, dated as of July 14, 2011, by and between Zoo Publishing, Inc. and Panta Distribution, LLC.

99.1	Press Release, dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC.

Date: July 19, 2011	By:	/s/ David Fremed
	Name:	David Fremed
	Title:	Chief Financial Officer